UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50194	11-3656261
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive, Irving, TX 75038

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Principal Financial Officer

On June 3, 2014, the Board of Directors of HMS Holdings Corp. (the “Registrant”) appointed Joseph Donabauer, 51, as Interim Principal Financial Officer and Interim Treasurer of the Registrant, effective as of June 6, 2014.  Mr. Donabauer’s compensation was not changed in connection with this appointment.

Mr. Donabauer joined the Registrant as Vice President and Controller in October 2007.  He has served as the Registrant’s Principal Accounting Officer and Assistant Treasurer since July 2010 and as the Registrant’s Senior Vice President and Controller since March 2014.  There are no arrangements or understandings between Mr. Donabauer and any other persons pursuant to which he was appointed as the Registrant’s Interim Principal Financial Officer and Interim Treasurer.  There is no family relationship between Mr. Donabauer and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.  The Registrant has not entered into any transactions with Mr. Donabauer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2014

HMS HOLDINGS CORP.

	By:	/s/ Eugene V. DeFelice
Eugene V. DeFelice
Executive Vice President, General Counsel & Corporate Secretary